Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

UNDER SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Stephanie G. DiMarco, Chief Executive Officer and President, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Advent Software, Inc.;

2.	Based on my knowledge, this Annual Report on Form 10-K/A does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report; and

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: July 30, 2004

/s/    Stephanie G. DiMarco

Stephanie G. DiMarco

Chief Executive Officer and President